UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2023

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

81 Executive Blvd. Suite 3
Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 755-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on March 16, 2023, Enzo Biochem, Inc., a New York corporation (the “Company”), Enzo Clinical Labs, Inc., a New York corporation (the “Subsidiary” and, together with the Company, the “Seller”), and Laboratory Corporation of America Holdings, a Delaware corporation (the “Buyer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Seller agreed to sell certain assets and assign certain liabilities of its clinical labs business (the “Business”) to the Buyer on and subject to the terms and conditions set forth therein (such transaction, the “Transaction”). On July 3, 2023, the Company, the Subsidiary and the Buyer entered into Amendment No. 1 to the Purchase Agreement (the “Purchase Agreement Amendment”), which, among other things, adjusted the purchase price for the Business from $146 million to $113.25 million payable as a $30 million refundable earnest money deposit on July 17, 2023 with the remainder, subject to offsetting credits and deductions as provided in the Purchase Agreement, payable at the closing of the Transaction. The Purchase Agreement Amendment also provides that (i) Buyer may offset from the purchase price amounts outstanding for reference testing services performed by Buyer or its Affiliates prior to the closing, (ii) the closing, which is subject to the satisfaction or waiver of customary conditions to closing, shall, at the earliest, occur 127 days after execution of the Purchase Agreement (or July 24, 2023), and (iii) Seller Parent shall indemnify Buyer in connection with any proceeding challenging the Transaction (and related matters) as contemplated by the Purchase Agreement Amendment. In addition, pursuant to the Purchase Agreement Amendment, the Parties waived all breaches that existed prior to entering into the Purchase Agreement Amendment (provided that the parties were aware of such breach) solely for purposes of determining that closing conditions under the Purchase Agreement have been satisfied.

The foregoing description of the Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1*	Amendment No. 1 to Asset Purchase Agreement, dated as of July 3, 2023, by and among Enzo Biochem, Inc., Enzo Clinical Labs, Inc., and Laboratory Corporation of America Holdings.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Certain schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(b)(2) or 601(a)(5) (as applicable). The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: July 10, 2023	By:	/s/ Hamid Erfanian
Hamid Erfanian
Chief Executive Officer

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